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                               FIRST AMENDMENT TO
         SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
                          CROWN PACIFIC PARTNERS, L.P.

          This First Amendment to the Second Amended and Restated Agreement of Limited Partnership of Crown Pacific Partners, L.P. (the "Amendment") is entered into effective as of April 1, 1997 by and among Crown Pacific Management Limited Partnership, a Delaware limited partnership, as the Managing General Partner, Crown Pacific, Ltd., an Oregon corporation, as the Special General Partner, the Limited Partners and the Special Limited Partners. Unless the otherwise defined herein, all capitalized terms used herein shall have the meaning given to them in the Second Amended and Restated Agreement of Limited Partnership of Crown Pacific Partners, L.P. dated August 6, 1996 (the "Agreement").


                                    PREAMBLE

          Pursuant to the Agreement, the Partnership may not issue during the Subordination Period more than 9,000,000 Common Units without the prior consent of the holders of two-thirds of the outstanding Common Units. In August, 1996, the Partnership issued 8,970,750 Common Units, and thus the Partnership may only issue an additional 29,250 Common Units without the prior approval of the holders of two-third of the Common Units. The General Partners and the holders of two-thirds of the Common Units have approved the amendment of the Agreement to permit the issuance, during the Subordination Period, of up to 20,000,000 Common Units in addition to the 9,000,000 Common Units already authorized. Accordingly, the Agreement shall be amended as follows:

                                    AMENDMENT

     1. AMENDMENT OF SUBSECTION 4.3(c)(i). The first sentence of Subsection 4.3(c)(i) is hereby deleted in its entirety and amended to read as follows:

               (i) After the Public Offering and during the Subordination Period, the Partnership shall not issue an aggregate of more than 29,000,000 additional Common Units (excluding Common Units issued upon conversion of Subordinated Units pursuant to Section 5.7(b)) or an equivalent number of other Partnership Securities having rights to distributions and allocations or in liquidation ranking on a parity with the Common Units, in either case without the prior approval of two-thirds of the Outstanding Common Units (excluding Common Units held by the General Partners and their Affiliates);

     2. NO OTHER AMENDMENT. Except as amended hereby, the Agreement shall be and remain in full force and effect.

     3. GOVERNING LAW. This Amendment and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.


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          IN WITNESS WHEREOF, the undersigned has executed this Amendment effective as of the date first written above.


                                        MANAGING GENERAL PARTNER

                                        CROWN PACIFIC MANAGEMENT LIMITED
                                        PARTNERSHIP

                                        By:  /s/ Peter W. Stott
                                             ---------------------------------
                                             Peter W. Stott, President
                                             HS Corp. of Oregon,
                                             a general partner

                                        By:  /s/ Robert Jaunich II
                                             ---------------------------------
                                             Robert Jaunich II, President,
                                             Fremont Timber, Inc.,
                                             a general partner


                                        SPECIAL GENERAL PARTNER:

                                        CROWN PACIFIC, LTD.


                                        By:  /s/ Peter W. Stott
                                             ---------------------------------
                                             Peter W. Stott, President


                                        LIMITED PARTNERS:

                                             All Limited Partners admitted as
                                        limited partners of the Partnership as
                                        of the Effective Date, pursuant to the
                                        Powers of Attorney executed in favor of, and granted and delivered to, the Managing General Partner

                                        BY:  CROWN PACIFIC MANAGMENT LIMITED
                                             PARTNERSHIP

                                             By:  /s/ Peter W. Stott
                                                  ----------------------------
                                                  Peter W. Stott, President,
                                                  HS Corp. of Oregon,
                                                  a general partner

                                             By:  /s/ Robert Jaunich II
                                                  ----------------------------
                                                  Robert Jaunich II, President
                                                  Fremont Timber, Inc.,
                                                  a general partner